                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ENVIROGEN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                ENVIROGEN, INC.
                             4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648
                                  ____________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME                  10:00 a.m. on Thursday, May 21, 1998

PLACE                 Envirogen, Inc.
                      4100 Quakerbridge Road
                      Lawrenceville, New Jersey 08648

ITEMS OF BUSINESS     1. To elect seven directors to hold office as
                         specified in the proxy statement.

                      2. To appoint Coopers & Lybrand L.L.P. as auditors for
                         the Company for the current fiscal year.

                      3. To act upon any other matters properly coming before
                         the meeting or any adjournment or postponement thereof.


RECORD DATE           The close of business on March 31, 1998 has been fixed as
                      the record date for the meeting. All stockholders of record at that time are entitled to notice of, and all such holders of Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof.

ANNUAL REPORT         The 1997 Annual Report of Envirogen, Inc. is being mailed
                      simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT             In order to avoid additional soliciting expense to the
                      Company, please MARK, SIGN, DATE and MAIL your proxy
                      PROMPTLY in the return envelope provided, even if you plan to attend the meeting. If you attend the meeting and wish to vote your shares in person, arrangements will be made for you to do so.



                                        By order of the Board of Directors,

                                        /s/  Morgan R. Jones

Lawrenceville, New Jersey               Morgan R. Jones
April 16, 1998                          Secretary

                                ENVIROGEN, INC.
                             4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648
                            ________________________

                                PROXY STATEMENT
                            ________________________

     This proxy statement, which is being sent to stockholders on or about April 16, 1998, is furnished in connection with the solicitation of proxies by the Board of Directors of Envirogen, Inc. (the "Company") for use at the forthcoming Annual Meeting of Stockholders to be held on Thursday, May 21, 1998, and at any adjournment or postponement thereof.

     The close of business on March 31, 1998 has been fixed as the record date for the meeting (the "Record Date"). All stockholders at that time are entitled to notice of, and all holders of record of the Company's Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof.
On the Record Date, there were outstanding 23,294,835 shares of Common Stock, which constituted the only outstanding securities of the Company entitled to vote.

VOTING AND REVOCABILITY OF PROXIES

     Each record holder of Common Stock will be entitled to one vote per share. Directors are to be elected by a plurality of the votes of the shares present, in person or by proxy, at the meeting and entitled to vote. Cumulative voting in the election of directors is not permitted. Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote. If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the meeting and entitled to vote for purposes of determining whether such matter has been authorized, but nominee and other Specified Non-Votes will not be so included.

     Shares may be voted at the meeting in person or by proxy. All valid proxies received prior to the meeting will be voted. Unless marked to the contrary, such proxies will be voted "FOR" the election of all directors and "FOR" the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1998. If any other business is brought before the meeting, the proxies will be voted, to the extent permitted by the rules of the Securities and Exchange Commission (the "Commission"), in accordance with the judgment of the persons voting the proxies. A stockholder who has given a proxy may revoke it at any time prior to such proxy being voted at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and giving notice of such revocation. Attendance at the meeting does not by itself constitute revocation of a proxy.

     In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram, or otherwise. Arrangements also may be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

                      PROPOSAL 1.   ELECTION OF DIRECTORS

     The Board of Directors has nominated seven persons for election as directors whose terms will expire at the 1999 Annual Meeting of Stockholders, or when their successors are elected and qualified. There has been a vacant seat on the Board since the resignation of Dr. Harcharan Gill on October 20, 1997. The nominees are Robert F. Johnston, Robert F. Hendrickson, Robert C. Miller, Peter J. Neff, William C. Smith and Robert S. Hillas, each of whom are currently directors of the Company, and Nicholas Lowcock.

     If any nominee should be unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company.


     ROBERT F. JOHNSTON is a founder of the Company and has been a director since its incorporation in June 1988. Mr. Johnston served as Chairman of the Board from March 1992 to March 1994. He serves on the Executive Compensation and Stock Option Committee. Since 1967, Mr. Johnston has been President of Johnston Associates, Inc., a mergers, acquisitions and venture capital firm located in Princeton, New Jersey. Mr. Johnston is also a director of Sepracor, Inc., as well as several privately held companies. Mr. Johnston is 61 years old.

     ROBERT F. HENDRICKSON has been a director of the Company since March 1992 and served as Chairman of the Board from March 1994 to April 1997. He serves on the Executive Compensation and Stock Option Committee. Mr. Hendrickson served as President and Chief Executive Officer of the Company on an interim basis from March 1, 1994 to August 1, 1994. Mr. Hendrickson was employed by Merck & Co., Inc. from 1961 until his retirement in 1990, most recently as Senior Vice President, Manufacturing and Technology. He is also a director of Cytogen Co., Inc., The Liposome Co., Inc. and Unigene Laboratories, Inc. and has served as a consultant to a number of other biotechnology firms. Mr. Hendrickson is 65 years old.

     ROBERT C. MILLER has been a director of the Company since June 1994 and serves on the Audit Committee. Mr. Miller is a Vice President and director of the investment banking firm of Allen & Company Incorporated and has been associated with that firm since June 1986. Mr. Miller is a director of Audits & Surveys Worldwide, Inc. and Applied Imaging Corp., as well as several privately held companies. Mr. Miller is 32 years old.

     PETER J. NEFF has been a director of the Company since July 1996 and serves on the Executive Compensation and Stock Option Committee. Mr. Neff was Chairman and Chief Executive Officer of Genovo, Inc., a gene therapy company, from January 1997 until December 1997. Mr. Neff was employed by Rhone-Poulenc Inc. from June 1987 to December 1996, where he served as President and Chief Operating Officer until 1991 and as Chief Executive Officer until December 1996. Prior to joining Rhone-Poulenc, Mr. Neff was President and Chief Executive Officer of St. Joe Minerals Corporation, a subsidiary of Fluor Corporation. Mr. Neff is also a director of Homestake Mining Co., UST, Inc., the Chemical Manufactures Association and the French-American Chamber of Commerce and serves on the Board of Trustees of Rider University. Mr. Neff is 59 years old.

     WILLIAM C. SMITH has been a director and Chairman of the Board of the Company since April 1997 and Chief Executive Officer since October 1997. Mr. Smith also serves as the President and Chief Executive Officer of the Company's FMI Operations Group. Mr. Smith was the President and Chief Executive Officer of Fluid Management, Inc. ("FMI") from 1989 until April 1997, when FMI was merged into the Company. Mr. Smith has over 40 years of technical and financial management experience in the wood chemicals, plastics and petroleum products industries. Mr. Smith has a degree in Chemical Engineering from the University of Wisconsin - Madison and is a Wisconsin registered professional engineer. Mr. Smith is 66 years old.

     ROBERT S. HILLAS has been a director of the Company since April 1997, serving as the nominee of E.M. Warburg, Pincus and Co., L.L.C., and has agreed to become Chairman, President and Chief Executive Officer of the Company effective April 20, 1998. Mr. Hillas served as a Managing Director and a member of E.M. Warburg, Pincus & Co., L.L.C. and its predecessors from 1993 until April 1998. Previously, Mr. Hillas was a partner of DSV Management Ltd., a venture capital investment firm, and its affiliated venture capital partnerships. Mr. Hillas is also a director of Advanced Technology Materials, Inc., United States Filter Corporation, Transition Systems, Inc. and several privately held companies. Mr. Hillas is 49 years old.

     NICHOLAS J. LOWCOCK serves as a Vice President at E.M. Warburg, Pincus & Co., LLC, where he has been employed since 1994, and is its nominee to the Company's Board of Directors. From 1992 to 1994, Mr. Lowcock was a consultant at the Boston Consulting Group, a management consulting company. Mr. Lowcock is also a director of Anergen, Inc., The Medicines Company, Inc. and Scientific Learning Corporation. Mr. Lowcock is 34 years old.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

     The Board of Directors held eight meetings during 1997. The Company has a standing Audit Committee and an Executive Compensation and Stock Option Committee of its Board of Directors.

     The Audit Committee makes recommendations to the Board of Directors concerning the engagement, retention and discharge of independent auditors, reviews with the Company's independent auditors the plans and results of the auditing engagement, the Company's financial statements and the adequacy of the Company's system of internal accounting controls, and directs any investigations into matters within the scope of the foregoing duties. During 1997, the Audit Committee met twice.

     The Executive Compensation and Stock Option Committee makes recommendations to the Board of Directors concerning the remuneration arrangements for senior management and the adoption, extension, amendment and termination of compensation plans in which senior management may participate. It also exercises administrative power pursuant to certain of those plans, including the Company's 1990 Incentive Stock Option and Non-Qualified Stock Option Plan (the "1990 Plan"). The Executive Compensation and Stock Option Committee held three formal meetings during 1997.

     During 1997, all incumbent directors attended in person or by conference telephone at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served during their incumbency.

COMPENSATION OF DIRECTORS

     Non-employee directors (the "Non-Employee Directors") receive a $1,000 quarterly retainer and an additional $1,000 for each Board of Directors meeting attended in person and are eligible for stock option grants pursuant to the Company's 1993 Directors' Non-Qualified Stock Option Plan (the "1993 Plan"). Directors are also reimbursed for out-of-pocket expenses for attendance at meetings.

     Under the 1993 Plan, upon the initial election of each Non-Employee Director, he will automatically be granted an option to purchase 15,000 shares of Common Stock, and an option to purchase an additional 5,000 shares of Common Stock shall be granted on June 1 of each year to each Non-Employee Director elected at subsequent Annual Meetings of Stockholders, except that the Chairman of the Board (if he is a Non-Employee Director) shall be granted an option to purchase 7,500 shares instead of 5,000 shares of Common Stock. The option to purchase 15,000 shares vests over five years, and the option to purchase 5,000 shares vests on the first anniversary of grant. Non-Employee Directors who are not initially elected at an Annual Meeting of Stockholders will receive (i) an option to purchase 15,000 shares of Common Stock and (ii) an option to purchase a pro rata portion of 5,000 shares (or 7,500 shares with respect to the Chairman of the Board, if he is a Non-Employee Director) of Common Stock based on the number of full months remaining from the date of election until the next Annual Meeting of Stockholders, divided by twelve. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number. To date, Messrs. Neff, Miller, Johnston, Hendrickson and Hillas have received stock option grants pursuant to the 1993 Plan.

              PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Coopers & Lybrand L.L.P. served as the Company's independent accountants for 1997 and has been selected by the Board of Directors to serve in the same capacity for 1998. The stockholders will be asked to ratify this appointment at the meeting. The ratification of independent accountants by the stockholders is not required by law or the Company's By-laws. Traditionally, the Company has submitted this matter to the stockholders and believes that it is good practice to continue to do so. A majority of the votes cast in favor of the ratification of Coopers & Lybrand L.L.P. is necessary to approve this matter. If a majority of the votes cast on this matter are not cast in favor of the ratification of Coopers & Lybrand L.L.P., the Company will appoint other independent accountants as soon as practicable and before the close of the 1998 year.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1998.


                           PROPOSAL 3.  OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.


                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding shares of Common Stock and certain other holders of such shares (collectively, "Covered Persons"), to file with the Securities and Exchange Commission and The Nasdaq Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Stock and other equity securities of the Company.

     Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge, all of the Section 16(a) filings required to be made by the Covered Persons with respect to 1997 were made on a timely basis except that one report of changes of beneficial ownership on Form 4, each with respect to one transaction, was filed late for each of David N. Enegess, Vice President of Product Development, Robert F. Hendrickson, a director, and Robert C. Miller, a director.

EXECUTIVE COMPENSATION

     The following table sets forth certain information, for the Company's last three fiscal years, concerning the annual and long-term compensation paid to the Company's Chief Executive Officer, each of the Company's other executive officers whose total annual salary and bonus during 1997 exceeded $100,000 and two other non-executive officers who were among the most highly compensated officers during 1997 (collectively, the "Named Officers"):


                                                SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                             Compensation
                                                                             ------------
                                                                                Awards
                                                                               -------
                                               Annual Compensation/(1)/       Securities    All Other
   Name and                                     -----------------------       Underlying    Compen-
  Principal Position                    Year    Salary            Bonus       Options       sation/(2)/
-------------------------------------------------------------------------------------------------------
 William C. Smith/(3,4)/                1997   $129,545             --         25,000           --
  Chief Executive Officer               1996         --             --             --           --
                                        1995         --             --             --           --

 Harcharan S. Gill/(3)/                 1997   $161,538             --        200,000      $53,362
  Former President and                  1996   $190,000        $12,500        120,000      $ 4,135
  Chief Executive Officer               1995   $175,000        $10,000         90,000      $51,140

 Ronald Unterman                        1997   $144,000             --        106,000      $ 2,326
  Senior Vice President and             1996   $138,000        $ 4,000         70,000      $ 2,863
  Chief Scientific Officer              1995   $134,000             --         41,800      $ 2,680

 David N. Enegess                       1997   $142,000             --         31,000      $ 2,839
  Vice President of Product             1996   $138,000             --         35,000      $ 2,863
  Development                           1995   $134,000             --         31,800      $ 2,680

 Douglas W. Jacobson/(4)/               1997   $100,758             --         21,000           --
  Senior Vice President                 1996         --             --             --           --
  of Marketing                          1995         --             --             --           --

 Peter E. Nangeroni                     1997   $120,000             --         31,000      $ 2,459
  Vice President of                     1996   $110,000        $ 3,000         70,000      $ 2,372
  Remediation and Consulting            1995   $ 90,134        $ 5,000         15,900      $ 1,803

 William J. Guarini                     1997   $110,000        $ 2,000         29,000      $ 2,240
  Senior Vice President  of             1996   $107,000        $ 2,000         35,000      $ 2,258
  Governmental and                      1995   $105,039        $ 2,000         16,350      $ 2,021
  Petro-Chemical Sales

  _____________
(1) The costs of certain perquisites and other personal benefits are not included because they did not exceed, in the case of each Named Officer, the lesser of $50,000 or 10% of the total annual salary and bonus indicated in the above table.
(2) With the exception of Dr. Gill, this column consists of the Company's matching contributions to the Envirogen, Inc. 401(k) Plan ("401(k) Plan"). For 1997, the amount reported in this column for Dr. Gill consists of $38,462 of severance payments paid pursuant to the letter agreement between the Company and Dr. Gill dated October 20, 1997, $11,700 of income attributable to the exercise of non-qualified stock options on October 24, 1997 and $3,200 representing the Company's matching contribution under the 401(k) Plan. For 1995, the amount reported in this column for Dr. Gill consists of $49,659 as reimbursement of relocation expenses in connection with Dr. Gill's employment with the Company and $1,481 representing the Company's matching contribution under the 401(k) Plan.
(3) Mr. Smith has served as Chief Executive Officer of the Company since the resignation of Dr. Gill on October 20, 1997. See "Severance Agreement" below.
(4) Messrs. Smith and Jacobson joined the Company when Fluid Management, Inc., a company of which they were founders, was merged into the Company in April 1997.

     The following tables set forth certain information concerning stock options granted to the Named Officers during 1997, options exercised by the Named Officers during 1997 and unexercised options held by them at December 31, 1997:

                                     OPTION GRANTS IN LAST FISCAL YEAR

                                                                Individual Grants
                               -------------------------------------------------------------------------
                                        Number of
                                        Securities        % of Total Options      Exercise
                                        Underlying        Granted to Employees     Price      Expiration
  Name                            Options Granted/(1)/   in Fiscal  Year/(2)/    Per Share        Date
--------------------------------------------------------------------------------------------------------

  William C. Smith                         25,000                1.8%              $1.79        12/15/07

  Harcharan S. Gill                       200,000/(3)/          14.5%              $3.14        02/04/07

  Ronald Unterman                          75,000                7.7%              $3.14        02/04/07
                                           31,000                                  $1.79        12/15/07

  David N. Enegess                         31,000                2.3%              $1.79        12/15/07

  Douglas W. Jacobson                      21,000                1.5%              $1.79        12/15/07

  Peter E. Nangeroni                       31,000                2.3%              $1.79        12/15/07

  William J. Guarini                       29,000                2.1%              $1.79        12/15/07
-----------------------

  (1) All of the options were granted under the 1990 Plan at fair market value. Such options are non-transferable and are exercisable in equal installments over a five-year period commencing with the date of grant; provided, however, that such options are immediately exercisable in the case of certain business combinations involving the Company.
  (2) The Company granted options to employees to purchase a total of 1,375,250 shares of Common Stock during 1997.
  (3) These options expired in accordance with their terms 30 days after Dr. Gill's resignation in October 1997.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                             Number of
                                                                            Securities
                                                                            Underlying
                                                                           Unexercised           Value of Unexercised
                                                                        Options at Fiscal        In-the-Money Options
                                                                             Year-End            at Fiscal Year-End/(2)/
                                        Shares                         --------------------      ----------------------
                                       Acquired on      Value          Exercis-     Unexer-      Exercis-     Unexercis-
 Name                                    Exercise      Realized/(1)/   able         cisable      able         able
-----------------------------------------------------------------------------------------------------------------------
William C. Smith                               --             --           --        25,000          --             --

Harcharan S. Gill/(3)/                     30,000        $35,100           --           --           --             --

Ronald Unterman                                --             --       41,920       187,880          --             --

David N. Enegess                            2,800        $ 7,946       30,920        78,880          --             --

Douglas W. Jacobson                            --             --           --        21,000          --             --

Peter E. Nangeroni                             --             --       27,760        98,140          --             --

William J. Guarini                          1,600        $ 3,541       16,740        67,610          --             --
-----------------------

  (Footnotes to table on following page)

  (Footnotes to table from previous page)
  _____________
(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.
(2) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Company's Common Stock on December 31, 1997 was $1.50 per share.
(3) Dr. Gill's unexercised options expired in accordance with their terms 30 days after his resignation in October 1997.

  EMPLOYMENT AND NONCOMPETITION AGREEMENTS

     In April 1998, Robert S. Hillas, a director of the Company, entered into an employment agreement with the Company providing for his employment as Chairman, President and Chief Executive Officer effective April 20, 1998. The employment agreement is for an initial term of three years with automatic renewals for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then-current expiration date. Mr. Hillas will receive an annual salary of $250,000, subject to such increases, if any, as may be approved by the Board of Directors. He will be eligible to receive annual incentive bonuses based upon corporate and individual performance goals fixed by the Board of Directors and grants of stock options under such stock option plans of the Company as are in effect from time to time, in such amounts and on such terms as the Executive Compensation and Stock Option Committee may determine. Mr. Hillas will receive upon commencement of his employment an option under the 1990 Plan to purchase 500,000 shares of the Company's Common Stock, initially exercisable in equal increments on each of the first five anniversaries of the grant date. Mr. Hillas has agreed to purchase an additional 500,000 shares of Common Stock from the Company at $1.25 per share by May 1, 1998, and the Company has granted Mr. Hillas certain registration rights with respect to such shares.
  If Mr. Hillas' employment is terminated early due to disability, or by the Company without cause (as defined), or by Mr. Hillas with good reason (as defined), including without limitation an election to terminate employment within six months following a change in control (as defined), or if the Company elects not to renew his employment after the expiration date, the Company is obligated to continue to pay salary and provide fringe benefits for 12 months following termination (provided that if he terminates his employment for good reason due to his good faith determination within six months following a change in control that he has been assigned, without his prior written consent, duties or responsibilities inconsistent with his positions, duties, responsibilities and status immediately prior to the change in control, such amounts shall be paid for an additional 12 months so long as he is unable to obtain satisfactory full-time employment, provided he continuously and diligently seeks the same) and to pay a prorated portion of any bonus that would have been paid to him for the year in which such termination occurs. If his employment is terminated by the Company without cause or by Mr. Hillas with good reason, all options held by Mr. Hillas which would vest in such 12-month period will become exercisable on the date of termination. During the term of his employment, Mr. Hillas may not, directly or indirectly, participate in the United States, Canada or any other jurisdiction in which the Company has derived at least $250,000 in revenues during the period the employment agreement was in effect, in any business or enterprise which is directly competitive with any principal line of business of the Company or any of its subsidiaries or affiliates, nor may Mr. Hillas induce any customers or employees of the Company to take actions disadvantageous to the Company for two years after termination of employment.

     Mr. Smith's employment with the Company as its Chairman of the Board began on April 10, 1997 when FMI was merged into the Company. His employment agreement with the Company provides for an annual base salary of $180,000.
  Mr. Smith will also be eligible to receive annual incentive bonuses based upon attainment of corporate and individual performance goals and grants of stock options under such stock option plans of the Company as are in effect from time to time. His initial term of employment expires December 31, 1998, subject to earlier termination by the Company or by Mr. Smith. If his employment is terminated early due to disability, or by the Company without cause (as defined), or by Mr. Smith with good reason (as defined), or if the Company elects not to renew his employment after the expiration date, the Company is obligated to continue to pay salary and provide benefits for 12 months following termination (provided that if he terminates his employment for good reason due to his good faith determination within six months following a change in control that he has been assigned, without his prior written consent, duties or responsibilities inconsistent with his positions, duties, responsibilities and status immediately prior to the change in control, such amounts shall be paid for an additional 12 months so long as he is unable to obtain satisfactory full-time employment, provided he continuously and diligently seeks the same). If his employment is terminated by the Company without cause or by Mr. Smith with good reason, all options held by Mr. Smith which would vest in such 12-month period will become exercisable on the date of termination. During the term of his employment, Mr. Smith may not, directly or indirectly, participate in the United States, Canada or any other jurisdiction in which the Company has derived at least $250,000 in revenues during the period the employment agreement was in effect, in any business or enterprise competing with the Company or any of its subsidiaries or affiliates, nor may he induce any consultants, customers or employees of the Company to take actions disadvantageous to the Company for two years after termination of employment.

     Mr. Jacobson's employment with the Company as Senior Vice President of Marketing began on April 10, 1997 when FMI was merged into the Company. His employment agreement with the Company provides for an annual base salary of $140,000. Mr. Jacobson will also be eligible to receive annual incentive bonuses based upon attainment of corporate and individual performance goals and grants of stock options under such stock option plans of the Company as are in effect from time to time. His initial term of employment expires December 31, 1998, subject to earlier termination by the Company or Mr. Jacobson. If his employment is terminated early due to disability, or by the Company without cause (as defined), or by Mr. Jacobson with good reason (as defined), or if the Company elects not to renew his employment after the expiration date, the Company is obligated to continue to pay Mr. Jacobson salary and provide fringe benefits for 12 months following termination (provided that if he terminates his employment for good reason due to his good faith determination within six months following a change in control that he has been assigned, without his prior written consent, duties or responsibilities inconsistent with his positions, duties, responsibilities and status immediately prior to the change in control, such amounts shall be paid for an additional 12 months so long as he is unable to obtain satisfactory full-time employment, provided he continuously and diligently seeks the same). If his employment is terminated by the Company without cause or by Mr. Jacobson with good reason, all options held by Mr. Jacobson which would vest in such 12-month period will become exercisable on the date of termination. During the term of his employment Mr. Jacobson may not, directly or indirectly, participate in the United States, Canada or any other jurisdiction in which the Company has derived at least $250,000 in revenues during the period the employment agreement was in effect, in any business or enterprise competing with the Company or any of its subsidiaries or affiliates, nor may he induce any consultants, customers or employees of the Company to take actions disadvantageous to the Company for two years after termination of employment.

     The Company has noncompetition agreements with Messrs. Enegess and Unterman which provide one-year covenants not to compete following termination of employment; provided, however, that if employment is terminated by Envirogen without cause and Envirogen elects not to pay an amount equal to such person's annual salary for such one-year period, then there is no such post-termination covenant.

  SEVERANCE AGREEMENT

     Effective October 20, 1997, Dr. Gill resigned as President, Chief Executive Officer and director of the Company. Pursuant to a letter agreement between the Company and Dr. Gill dated October 20, 1997, Dr. Gill will receive from the Company bi-weekly severance payments equal to $7,692 (less applicable withholding taxes) during the 18-month period ending April 20, 1999 and will also be entitled to receive ongoing health insurance and certain other benefits. In addition, the portion of Dr. Gill's options that would have vested on or before October 20, 1998 became immediately exercisable pursuant to the agreement. In November 1997, Dr. Gill exercised options to purchase 30,000 shares of the Company's Common Stock, and his remaining options expired in accordance with their terms.

  PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 13, 1998 by (a) each stockholder known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Common Stock, based upon Company records or Securities and Exchange Commission filings, (b) each director and director nominee of the Company, (c) each of the Named Officers and (d) all executive officers and directors of the Company as a group. Each of the stockholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.

                                                                         SHARES OWNED
                                                                  -------------------------
                    NAME OF BENEFICIAL OWNER                          NUMBER       PERCEN
                    ------------------------                      ---------------  --------

               Warburg, Pincus Ventures, L.P.                      6,095,238/(1)/     26.2%
                  466 Lexington Avenue
                  New York, NY 10017-3147

               Robert S. Hillas, Director                          6,095,238/(2)/     26.2
                  466 Lexington Avenue
                  New York, NY 10017-3147

               Allen & Company Incorporated                        2,625,511/(3)/     11.1
                  711 Fifth Avenue
                  New York, NY 10022

               William C. Smith, Director and                      1,048,619/(4)/      4.5
                  Named Officer

               Douglas W. Jacobson, Named Officer                  1,047,619           4.5

               Robert F. Johnston, Director                          430,000/(5)/      1.8

               Robert C. Miller, Director                            262,610/(6)/      1.1

               Robert F. Hendrickson, Director                       189,000/(7)/        *

               Ronald Unterman, Named Officer                        151,420/(8)/        *

               David N. Enegess, Named Officer                       111,220/(9)/        *

               Harcharan S. Gill, Former Director                     90,000/(10)/       *
                  and Named Officer

               Peter E. Nangeroni, Named Officer                      37,960/(11)/       *

               William J. Guarini, Named Officer                      28,140/(12)/       *

               Peter J. Neff, Director                                 7,165/(13)/       *

               Nicholas J. Lowcock, Director Nominee                           --        *

               All executive officers and directors as a group     9,362,891/(14)/    39.6
                  (nine persons)

  ______________
  (Footnotes to table on following page)

  (Footnotes to table from previous page)
  ______________
 *     Less than 1%.
(1) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP has a 15% interest in the profits of Warburg as the general partner, and also owns approximately 1.5% of the limited partnership interests in Warburg. Mr. Hillas, a director of the Company, is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Hillas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg and WP. See Note 2 below.
(2) All of the shares indicated as beneficially owned by Mr. Hillas are owned directly by Warburg and are included because of Mr. Hillas' affiliation with Warburg. Mr. Hillas disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act. In April 1998, Mr. Hillas entered into an employment agreement with the Company to serve as Chairman, President and Chief Executive Officer of the Company, effective April 20, 1998. Mr Hillas intends to depart Warburg upon commencement of his employment with the Company. See Note 1 above.
(3) Includes 2,162,772 shares beneficially held by Allen & Company. Also includes 462,739 shares issuable upon exercise of currently exercisable warrants to Allen & Company. Does not include shares owned by officers and directors of Allen & Company for which Allen & Company disclaims beneficial ownership, including shares held by Robert C. Miller, a director of the Company. Allen Holding Inc. owns 100% of the outstanding stock of Allen & Company and may be deemed to beneficially own all shares owned by Allen and Company.
(4) Does not give effect to the transfer by Mr. Smith in March 1998 of 600,000 shares to a limited partnership of which Mr. Smith and his wife are the sole general partners and trusts for the benefit of his children are the sole limited partners.
(5) Includes 10,000 shares issuable upon exercise of options and warrants that are currently exercisable.
(6) Includes 157,400 shares issuable upon exercise of options and warrants that are currently exercisable.
(7)    Includes 40,500 shares subject to options that are currently exercisable.
(8)    Includes 71,320 shares subject to options that are currently exercisable.
(9)    Includes 40,320 shares subject to options that are currently exercisable.
(10)   Dr. Gill resigned on October 20, 1997.
(11)   Includes 37,160 shares subject to options that are currently exercisable.
(12)   Includes 23,140 shares subject to options that are currently exercisable.
(13) Consists of 7,165 shares subject to options that are currently exercisable.
(14) See Notes 2, 4 through 9 and 13 above. Includes 20,000 shares subject to options that are currently exercisable and that are held by an executive officer who is not listed in the foregoing table.

  CERTAIN TRANSACTIONS

     In December 1996, the Company engaged Allen & Company to provide financial advisory services in connection with the Company's proposed acquisition of FMI, including the preparation and delivery of an opinion to the Company's Board of Directors regarding the fairness, from a financial point of view, of the terms of the transaction to the Company's stockholders. Robert C. Miller, a director of the Company, currently serves as a Vice President and a director of Allen & Company. In connection therewith, the Company paid Allen & Company $150,000 in February 1997 and $100,000 in April 1997.

  STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders, stockholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page one of this Proxy Statement and must be received by the Company not later than December 10, 1998.

  MISCELLANEOUS

     A copy of the Company's 1997 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material.

     THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 1997. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO GALE
  T. SMITH, INVESTOR RELATIONS, AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE ONE OF THIS PROXY STATEMENT.


                                      By order of the Board of Directors,

                                      /s/  Morgan R. Jones

                                      Morgan R. Jones, Secretary
  April 16, 1998

--------------------------------------------------------------------------------

                                ENVIROGEN, INC.

                            4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648

             PROXY - Annual Meeting of Stockholders - May 21, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints William C. Smith and Mark J. Maten as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Envirogen, Inc. held of record by the undersigned on March 31, 1998 at the Annual Meeting of Stockholders to be held on Thursday, May 21, 1998 or at any adjournment or postponement thereof.

                (Continued, and to be signed, on Reverse Side)

--------------------------------------------------------------------------------

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                                ENVIROGEN, INC.

                                 May 21, 1998

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] Please mark your                                         |_
      votes as in this
      example.

                                            WITHHOLD
                     FOR all nominees       AUTHORITY
                    listed (except as    To vote for all
                     marked to the       nominees listed
                     contrary below)        at right

1. ELECTION OF
   DIRECTORS.             [_]                 [_]    Nominees:
                                                           Robert F. Hendrickson
                                                           Robert S. Hillas
(INSTRUCTIONS: To withhold authority to vote               Robert F. Johnston
for any individual nominee, write that                     Nicholas J. Lowcock
nominee's name below.)                                     Robert C. Miller
                                                           Peter J. Neff
-------------------------------------                      William C. Smith


2. Proposal to ratify the appointment of Coopers    FOR     AGAINST    ABSTAIN
   & Lybrand L.L.P. as the independent
   accountants for the Company for the year         [_]       [_]        [_]
   ending December 31, 1998.

In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR PROPOSAL 2; AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE_______________ DATE_______ SIGNATURE_____________________ DATE_______

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.